AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION

                                  BY AND AMONG

                                VHS NETWORK, INC.

                                       AND

                              VHS ACQUISITION, INC.

                                       AND

                           VHS NETWORK (CANADA), INC.




================================================================================

                                                           Dated: April 10, 1997

         Agreement and Plan of Reorganization ("Agreement"), dated as of April __, 1997, by and among VHS Network, Inc., a Florida corporation ("VHS Network"); VHS Acquisition, Inc., a Florida corporation ("VHS Acquisition") and VHS Network (Canada), Inc., a Canadian corporation ("VHS Network Canada").


                             BACKGROUND INFORMATION
                             ----------------------

         VHS Network and VHS Network (Canada) deem it advisable that VHS Network Canada be merged into VHS Acquisition pursuant to this Agreement and in accordance with the applicable statutes of the State of Florida. VHS Network, VHS Network Canada and VHS Acquisition desire to adopt a plan of reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, in consideration of the promises contained herein, VHS Network, VHS Acquisition and VHS Network Canada adopt this plan of reorganization and agree as follows:

                              OPERATIVE PROVISIONS
                              --------------------

                                    ARTICLE 1
                                    ---------

                                     Merger
                                     ------

         1.1 Transfer of Property and Liabilities. Upon the Effective Date (as defined in Article 3 hereof) of the merger, the separate existence of VHS Network Canada shall cease; all of the outstanding shares of stock of VHS
Network Canada shall be exchanged for and converted into shares of the common stock of VHS Network and a promissory note issued by VHS Acquisition, as hereinafter provided; and upon the filing of a Certificate of Merger with the Secretary of State of the State of Florida, VHS Acquisition shall possess all the rights, privileges, immunities, powers and purposes, and all property, causes of action and every other asset of VHS Network Canada and shall assume and be liable for all the liabilities, obligations and penalties of VHS Network Canada, in accordance with Florida law.

         1.2 Surviving Corporation. Following the merger, the existence of VHS Acquisition shall continue unaffected and unimpaired by the merger, with all the rights, privileges, immunities and powers, and subject to all the duties, obligations and liabilities, of a corporation organized under the laws of Florida. The Certificate of Incorporation and Bylaws of VHS Acquisition, as in effect immediately prior to the Effective Date, shall continue in full force and effect, and, except as provided in Article 1.3, shall not be changed in any manner by the merger. The directors of VHS Acquisition immediately prior to the Effective Date shall resign, however, immediately prior thereto they shall appoint as their successors the persons set forth on Schedule 1.2.

         1.3 Name.   The  name of VHS  Acquisition  shall be  changed  as of the
Effective Date to "VHS Network Canada, Inc."

                                    ARTICLE 2
                                    ---------

                              Conversion of Shares.
                              ---------------------

         2.1 Conversion Ratio. As a result of the merger contemplated by this Agreement, the shareholder of VHS Network Canada will receive (a) 8,000,000 shares of the common capital stock of VHS Network (the "VHS Network Shares"); and (b) VHS Acquisition's secured promissory note for $500,000 (the "Note"). In order to effect such conversion, the shares of VHS Network Canada's common stock issued and outstanding immediately prior to the Effective Date (the "VHS Network Canada Shares") shall be converted by the merger into the VHS Network Shares and the Note. The Note shall bear interest at an annual rate of 8%. The Note shall be amortized over a five year period following the Closing Date in equal monthly installments. The Note shall be secured by all of the shares of VHS Acquisition.

         2.2 Shares  of VHS  Acquisition.   None  of the  issued  shares  of VHS
Acquisition shall be converted as a result of the merger and all of such shares shall remain issued shares of capital stock of VHS Acquisition.

                                   ARTICLE 3.
                                   ----------

                         Closing; Certificate of Merger.
                         -------------------------------

         3.1 Closing. The Closing contemplated by Section 1.1 shall be held at the offices of VHS Network, unless another place or date is agreed upon in writing by the parties (the "Closing Date"). At the Closing, all documents called for by this Agreement (the "Closing Documents") shall be executed by the respective parties. VHS Network shall deliver to the shareholder of VHS Network Canada the stock certificate for the VHS Network Shares, the Note and an executed Stock Pledge Agreement in the form of Schedule 3.1 attached hereto. The shareholder of VHS Network Canada shall deliver to VHS Acquisition the stock certificate for the VHS Network Canada Shares and the books and records of VHS Network Canada.

         3.2 Certificate of Merger.   After the Closing  provided for in Section
3.1 above, the Certificate of Merger executed by the parties at Closing shall be submitted for filing with the Secretary of State of Florida. The date of the latter of such filing, or such other date as the parties may agree upon in writing pursuant to applicable law, shall be the effective date of the Merger (the "Effective Date").

                                   ARTICLE 4.
                                   ----------

                 Related Transactions and Additional Agreements.
                 -----------------------------------------------

         4.1 Stock Purchase Agreement. VHS Network has entered into an agreement to purchase 2,400,000 shares of the common stock of VHS Network from Srotnac Group, LLC for $112,500, payable in cash, the closing of which shall be consummated in accordance with the terms of that agreement.

         4.2 Board of Directors of VHS Network. On the Effective Date the existing Board of Directors shall appoint Elwin Cathcart and David Smelsky as members to the Board of Directors of VHS Network and, immediately thereafter, all other members of the Board of Directors of VHS Network shall resign, other than Thomas Roberts.

         4.3 Officers of VHS Network. On the Effective Date, all of the current officers of VHS Network shall resign.

         4.4 Offering Proceeds; Dividends. VHS Network intends to conduct an offering of shares of its common stock (the "Offering") pursuant to the transactional exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act") set forth in Rule 504 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Act. It is also the intention of VHS Acquisition, after the merger, to generate sufficient funds to be able to pay a dividend to VHS Network. VHS Network will use the proceeds of the Offering and the dividends that it receives from VHS Acquisition to pay the following liabilities of VHS Network, prior to the payment of any other liability of VHS Network: (a) checks returned for insufficient funds; (b) Internal Revenue Service obligations; (c) product shipments; (d) Cumberland Bank overdrafts; and (e) American Express obligations of VHS Network, in the approximate amount of $50,000, the payment of which has been guaranteed by David George.

         4.5 Office Equipment and Furniture. The office equipment and furniture set forth on Schedule 4.5 shall be transferred to David George, effective as of the Closing. VHS Network will, within 30 days after the Closing, establish a fair market value for the office equipment and furniture and, to the extent that the fair market value of the equipment and furniture exceeds any indebtedness secured by the office equipment and furniture which is assumed by Mr. George, then the difference shall be credited against amounts owed to Mr. George by VHS Network for accrued but unpaid salary.

         4.6 Vehicles.   VHS  Network  shall  assign  all of its  rights  to the
automobiles set forth on Schedule 4.6 to David George, subject to the liabilities set forth on that schedule. VHS Network represents that the fair market value of the automobiles is approximately equal to the indebtedness owed by VHS Network and secured by the automobiles. David George shall use his best efforts to cause VHS Network to be released from such liabilities.

         4.7 Scheduling Debt Obligations. VHS Network will use its best efforts, after the Closing, to amicably reschedule the payment of indebtedness to each of John Baldwin, Daryl Dinkla and Thomas Roberts.

                                    ARTICLE 5

                        Representations and Warranties of
                               VHS Network Canada

         VHS Network Canada represents and warrants to VHS Network and VHS Acquisition as follows:

         5.1 Organization, Power, Standing and Qualification. VHS Network Canada is a corporation duly organized, validly existing, and in good standing under the laws of Canada and has full corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. VHS Network Canada is duly qualified to do business and is in good standing in each and every jurisdiction where the failure to qualify or to be in good standing would have an adverse effect upon its financial condition, the conduct of its business or the ownership of its assets.

         5.2 Authority. VHS Network Canada has the power and authority to execute, deliver and perform this Agreement; and this Agreement is a valid and binding obligation of the VHS Network Canada, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally.

         5.3 Validity of Contemplated Transactions; Interference. Other than as provided in Schedule 5.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene any provision of the Certificate of Incorporation or Bylaws of VHS Network Canada; (b) violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any material agreement, contract, indenture, lease, or mortgage to which VHS Network Canada is a party;
(c) subject the assets of VHS Network Canada to any indenture, mortgage, contract, commitment, or agreement, other than this Agreement; (d) reasonably interfere with any other agreement to which VHS Network Canada is a party; or
(e) violate any material provision of law, rule, regulation, order, permit, or license to which VHS Network Canada is subject.

         5.4 Capitalization of VHS Network Canada. VHS Network Canada's authorized capital stock consists of ______ shares of common stock, no par value, _______ of which shares are presently outstanding, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, conversion privileges, subscriptions, calls, commitments or rights of any character relating to any authorized but unissued capital stock of VHS Network Canada.

         5.5 Title to Properties. VHS Network Canada has good, valid and marketable title to all of its assets, free and clear of all mortgages, liens, pledges, security interests and other encumbrances, except as otherwise set forth on Schedule 5.5.

         5.6 Absence of Undisclosed Liabilities. Except as provided in Schedule 5.6, VHS Network Canada has no material liabilities or obligations except for those incurred in the ordinary course of business. Except as otherwise provided in this Agreement, the term "liabilities or obligations" as used in this Agreement shall include any direct or indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

         5.7 Litigation; Compliance with Laws. There is no suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental investigation pending or, to the knowledge of VHS Network Canada, threatened against or related to VHS Network Canada. There has been no failure to comply with, nor any default under, any law, ordinance, requirement, regulation, or order applicable to VHS Network Canada or its business operations, nor any violation of or default with respect to any order, writ, injunction, judgment, or decree of any court or federal, state or local department, official, commission, authority, board, bureau, agency, or other instrumentality issued or pending against VHS Network Canada which in any such case would reasonable be expected to have a material adverse effect on the financial condition, its business, results of operations, properties or assets of VHS Network Canada.

         5.8 Veracity of Statements. To the knowledge of VHS Network Canada, no representation or warranty by VHS Network Canada contained in this Agreement and no statement contained in any certificate, schedule or other instrument furnished to VHS Acquisition pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make it not misleading.

         5.9 Acquisition of VHS Network Shares for Investment. The shareholder of VHS Network Canada is acquiring the common stock of VHS Network for investment purposes, for its own account and not with a view to the resale or distribution thereof in violation of any state or federal securities laws. The shareholder shall not sell, transfer, pledge or hypothecate any of the VHS Network Shares in the absence of registration under or pursuit to an applicable exception from, federal and all applicable security law.

                                    ARTICLE 6
                                    ---------

                  Representations and Warranties of VHS Network
                  ---------------------------------------------

         VHS Network and VHS Acquisition, jointly and severally, represent and warrant to VHS Network Canada as follows:

         6.1 Organization, Power, Standing and Qualification. VHS Network is a corporation duly organized, validly existing and in good standing under the laws in the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it.

         6.2 Capitalization of VHS Network, Inc.. VHS Network's authorized capital stock consists of 100,000,000 shares of common stock, $.01 par value, and 25,000,000 shares of preferred stock, $.01 par value. Prior to the issuance of the shares of common stock pursuant to this Agreement VHS Network had 12,481,000 shares of common stock issued and outstanding, which shares are presently outstanding, validly issued, fully paid and non-assessable. VHS Network has not issued any shares of its preferred stock or any options, warrants or rights to acquire such shares.

         6.3 Financial Statements. VHS Network has delivered to VHS Network Canada its audited balance sheet for its fiscal year ended July 31, 1996 (the "VHS Network Balance Sheet") as well as its consolidated statement of income and loss for the year ended July 31, 1996, which have been prepared in accordance with the applicable books and records of VHS Network and presents fairly the financial condition of VHS Network as of July 31, 1996, and there has been no material change in such financial condition of VHS Network since July 31, 1996, except as otherwise set forth on Schedule 6.3.

         6.4 Absence of Undisclosed Liabilities. VHS Network has no liabilities or obligations except for those (i) reflected on the VHS Network Balance Sheet;
(ii) reflecting contractual liabilities or obligations incurred in the ordinary course of business that are not required by generally accepted accounting principles to be reflected in a balance sheet; (iii) incurred in the ordinary course of business subsequent to the date of the VHS Network Balance Sheet and not required to be disclosed pursuant to the terms of this Agreement; and (iv) specifically disclosed in Schedule 6.4 attached hereto. Except as otherwise provided in this Agreement, the term "liabilities or obligations" as used in this Agreement shall include any direct or indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

         6.5 Certain Tax Matters. Except as disclosed on Schedule 6.5, VHS Network has duly filed all federal, state, and local tax returns and reports required to be filed by VHS Network for all periods ending on or prior to March 31, 1997 and all taxes, including income, gross receipts, and other taxes and any penalties with respect thereto, shown thereon to be due and payable, have been paid, withheld, or reserved for or are reflected as a liability in the VHS Network Balance Sheet. The returns and reports are, to the best knowledge of VHS Network, correct and complete. VHS Network has not entered into any agreements for the extension of time for the assessment of any tax or tax delinquency, has received no outstanding or unresolved notices from the Internal Revenue Service or any taxing body of any proposed examination or of any proposed deficiency or assessment, and has properly withheld all amounts required by law to be withheld for income taxes and unemployment taxes, including without limitation social security and unemployment compensation, relating to its employees, and remitted such withheld amounts to the appropriate taxing authority as required by law.

         6.6 Litigation; Compliance with Laws. Except as set forth on Schedule 6.6, there is no suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental investigation pending or, to the knowledge of VHS Network threatened against or related to VHS Network. There has been no failure to comply with, nor any default under, any law, ordinance, requirement, regulation, or order applicable to VHS Network or its business operations, nor any violation of or default with respect to any order, writ, injunction, judgment, or decree of any court or federal, state or local department, official, commission, authority, board, bureau, agency, or other instrumentality issued or pending against VHS Network which might have a material adverse effect on the financial condition, its business, results of operations, properties or assets of VHS Network.

         6.7 No Changes. Except as set forth on Schedule 6.7, since July 31, 1996 there has not been:

                  a. Any change in the financial or other condition, assets, liabilities or business of VHS Network, which individually or in the aggregate has been materially adverse to VHS Network;

                  b. Any damage, destruction or loss (whether or not covered by insurance) or any condemnation by governmental authorities which has or may adversely affect the business or assets of VHS Network to a material degree;

                  c. Any declaration, setting aside or payment of any dividend or other distribution in respect of any of VHS Network's shares or any direct or indirect redemption, purchase or other acquisition of VHS Network's shares or any direct or indirect payment or incurring of management fees or other transactions between the shareholders of VHS Network and VHS Network; or

                  d. Any increase in the compensation payable or to become payable by VHS Network to any of its officers, employees or agents, or any known payment or arrangement made to or with any thereof, except in the ordinary course of business.

         6.8 Veracity  of  Statements.   No  representation  or  warranty by VHS
Network or VHS Acquisition contained in this Agreement and no statement contained in any certificate, schedule or other instrument furnished to VHS Network Canada pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make it not misleading.

         6.9 Copies of Articles of Incorporation, Bylaws and Stock Records. A copy of VHS Network's Certificate of Incorporation, Bylaws and stock records (certified by the Secretary of VHS Network) has been delivered to VHS Network Canada and each is correct and in effect as at the date of this Agreement. A copy of VHS Acquisition's Certificate of Incorporation, Bylaws and stock records (certified by the Secretary of VHS Acquisition) has been delivered to VHS Network Canada and each is correct and in effect as at the date of this Agreement. Such books and records have been regularly and properly kept and are complete, accurate and legally sufficient under applicable law.

         6.10 Directors and Officers. Schedule 6.10 attached hereto is a true and complete list as of the date of this Agreement showing the names of VHS Network's directors and officers, each of whom has been duly elected.

                                    ARTICLE 7
                                    ---------

                                 INDEMNIFICATION
                                 ---------------

         7.1 VHS Network Indemnification of VHS Network (Canada). From and after the Effective Date, VHS Network shall indemnify and hold harmless VHS Network (Canada) and its affiliates (collectively, the "Indemnitees") from and against any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees (together, a "Loss") which the Indemnitees may suffer or incur, resulting from, related to, or arising out of: (a) being an officer or director of VHS Network; (b) the transactions contemplated by this Agreement; (c) misrepresentation, breach of warranty, or nonfulfillment of any of the covenants or agreements of VHS Network Canada in this Agreement or from any misrepresentation in or omission from any certificate or document furnished or to be furnished to the Indemnitees hereunder and (d) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments, and claims (including employment-related claims) arising out of any of the foregoing; provided, however, that before the Indemnitees may assert a claim for indemnity under this Section, the Indemnitees must give or cause to be given written notice of such claim to VHS Network as provided in Article 7.2.

         7.2 Notice. Promptly after acquiring knowledge of any Loss or action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim against which the Indemnitees have been indemnified by VHS Network, the Indemnitees shall give to VHS Network written notice thereof. VHS Network shall, at its own expense, promptly defend, contest or otherwise protect against any Loss or action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim against which it has indemnified the Indemnitees, and VHS Network shall receive from the Indemnitees all necessary and reasonable cooperation in said defense including, but not limited to, the services of employees of the other party who are familiar with the transactions out of which any such Loss or action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim may have arisen. VHS Network shall have the right to control the defense of any such proceeding unless relieved of its liability hereunder with respect to such defense by the Indemnitees. VHS Network shall have the right, at its option, and, unless so relieved, to compromise or defend, at its own expense by its own counsel, any such matter involving the asserted liability of the Indemnitees. In the event that VHS Network shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnitees of its intention to do so. In the event that VHS Network, after written notice from an Indemnitee, fails to take timely action to defend the same, the Indemnitee shall have the right to defend the same by counsel of its or his own choosing, but at the cost and expense of VHS Network.

         7.3 Money Damages. If the Loss indemnified against pursuant to the provisions of Article 7.1 hereof can be compensated by the payment of money, VHS Network shall, within 21 days after receipt of a written notice of a claim pursuant to Article 7.2 deliver to the Indemnitee either: (i) the amount of such claim by check or by wire transfer to the bank account of that party's choosing, or (ii) a written notice stating that it objects to the validity of such claim and setting forth in reasonable detail the grounds on which it is contesting the validity of the claim.

                                    ARTICLE 8
                                    ---------

                          SURVIVAL OF REPRESENTATIONS,
                      WARRANTIES, GUARANTEES, AND COVENANTS
                      -------------------------------------

         8.1 Date Certain For Survival. All representations and warranties made by VHS Network, VHS Acquisition or VHS Network Canada in this Agreement or pursuant hereto shall survive the closing hereunder for a period ending on the third anniversary of the Effective Date.

                                    ARTICLE 9
                                    ---------

                          CONDUCT OF VHS Network Canada
                VHS Network AND VHS Acquisition AFTER THE MERGER
                ------------------------------------------------

         9.1 Additional Actions and Cooperation. After the Effective Date, at the request of either party and at the requesting party's expense, but without additional consideration, the other party shall execute and deliver from time to time such further instruments of assignment, conveyance and transfer, shall cooperate in the conduct of litigation and the processing and collection of insurance claims, and shall take such other actions as may reasonably be required to convey and deliver more effectively to VHS Acquisition the assets of VHS Network Canada or to confirm and perfect the interest of the shareholder of VHS Network Canada in the common stock of VHS Network, and otherwise to accomplish the orderly transfer to VHS Network of the business of VHS Network Canada as contemplated by this Agreement.

         9.2 Audit Access. VHS Network will preserve the books, records, reports, documents and lists owned by it for a period of at least seven years from the Effective Date, will not thereafter destroy or otherwise dispose of such records without giving the Indemnitees notice and the opportunity to take possession thereof, and, while in possession of such records, will permit representatives of the Indemnitees to have access at reasonable times to such books, records, reports, documents and files, to make such copies therefrom as such representatives reasonably request. The Indemnitees shall, subject to applicable law and regulation, and the terms of any confidentiality agreement, hold in confidence any nonpublic information concerning VHS Network obtained hereunder.

                                   ARTICLE 10
                                   ----------

                               BROKERAGE; EXPENSES
                               -------------------

         Except as set forth on Schedule 10, none of the parties has employed or will employ any broker, agent, finder, or consultant (collectively, "Broker") or has incurred or will incur any liability for any brokerage fees, commissions, finders' fees, or other fees, in connection with the negotiation or consummation of the transactions contemplated by this Agreement, except as herein set forth. VHS Network Canada is responsible for and hereby indemnifies and holds the Indemnitees harmless against and in respect of any claim for brokerage fees, commissions, or other finders' fees or commissions of any such Broker employed by VHS Network Canada and any additional such claims incurred by the Indemnitees relative to this Agreement and the transactions contemplated hereby and any attorney fees incurred by any of these parties in relation to any such claim by a Broker not otherwise disclosed herein. Similarly, the Indemnitees are responsible for and hereby indemnify and hold VHS Network harmless against and in respect of any claim for brokerage fees, commissions, or other finders' fees or commissions of any such Broker employed by the Indemnitees or VHS Network and not disclosed herein and any additional such claims incurred by VHS Network relative to this Agreement and the transactions contemplated hereby and any attorney fees incurred by VHS Network in relation to any such claim by a Broker.

                                   ARTICLE 11
                                   ----------

                                 CORPORATE NAMES
                                 ---------------

         VHS Acquisition shall have the exclusive right to use the corporate name "VHS Network Canada" after the Effective Date.

                                   ARTICLE 12
                                   ----------

                                     GENERAL
                                     -------

         12.1 Entire Agreement; Amendments. This Agreement constitutes the entire understanding among the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended, supplemented, and terminated only by a written instrument duly executed by all of the parties.

         12.2 Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

         12.3 Gender; Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

         12.4 Exhibits and Schedules. Each Exhibit and Schedule referred to herein is incorporated into this Agreement by such reference.

         12.5 Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

         12.6 Notices. All notices and other communications hereunder shall be in writing and shall be given to the person by sending a copy thereof by certified mail or by telecopy. Notice shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or when transmitted.

         If to VHS Network, to:

                           G. David George, President
                                VHS Network, Inc.
                                 P.O. Box 291989
                           Nashville, Tennessee 37229

         If to VHS Network Canada:

                              Mr. Elwin D. Cathcart
                            VHS Network Canada, Inc.
                        1599 Hurontario Street, Suite 200
                          Mississauga, Ontario L5F 4S1
                             Fax No. (905) 891-5698

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

         12.7 Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

         12.8 Assignment. No party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties.

         12.9 Successors  and  Assigns.   This  Agreement  binds,  inures to the
benefit of, and is enforceable by the successors and assigns of the parties, and does not confer any rights on any other persons or entities.

         12.10 Governing Law; Jurisdiction. The parties agree that, irrespective of any wording that might be construed to be in conflict with this paragraph, this Agreement is one for performance in Florida. The parties to this Agreement agree that they waive any objection, constitutional, statutory or otherwise, to a Florida court's taking jurisdiction of any dispute between them. By entering into this agreement, the parties, and each of them understand that they might be called upon to answer a claim asserted in a Florida court. This Agreement shall be construed and enforced in accordance with law of the State of Florida. Venue for any such action shall be deemed proper in Hillsborough County, Florida.

         12.11 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

         12.12 Publicity. Prior to the Effective Date, all notices to third parties and all other publicity relating to the transactions contemplated by this Agreement shall be jointly planned, coordinated and agreed to by the Shareholder and VHS Network. Except as may be required by law, prior to the Effective Date none of the parties hereto shall act unilaterally in this regard without the prior approval of the Shareholder and VHS Network; provided, however, that such approval shall not be unreasonably withheld.

         12.13 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         12.14 Limitations  Upon  Consent:   Whenever,  under  the terms of this
Agreement, the parties hereto are called upon to give their written consent, such written consent will not be unreasonably withheld.

         12.15 Form of Consent: All consents of any kind required under this Agreement shall be in writing. Whenever, under the terms of this Agreement, VHS Network, and/or VHS Network Canada are authorized to give consent, such consent may be given and shall be conclusively evidenced by the Chairman of the Board of Directors or the president of each respective corporation giving such consent. Whenever, under the terms of this Agreement, any of the Shareholder is authorized to give his consent, such consent may be given and shall be conclusively evidenced in writing as certified by each of these persons individually or by their duly appointed legal representative.

         12.16 Attorneys' Fees and Court Actions: If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party.

         12.17 Binding Effect: This Agreement shall inure to the benefit of and be binding upon VHS Network and VHS Network Canada, and their successors or assigns, including but not limited to any corporation or other business entity which may acquire all or substantially all of VHS Network's and/or VHS Network Canada's assets and business, or with, or into which VHS Network Canada and/or any VHS Network Canada subsidiary may be consolidated or merged, and upon the executors, administrators and legal representatives thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                      VHS Network, Inc.

                                      By:/s/ G. David George
                                      ----------------------
                                             G. David George, President

                                      VHS Acquisition, Inc.

                                      By: /s/ G. David George
                                      -----------------------
                                              G. David George, President

                                      VHS Network Canada, Inc.

                                      By:/s/ Elwin Cathcart
                                      ---------------------
                                             Elwin Cathcart, President